UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/08/2009

Technitrol, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-05375

PA	23-1292472
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1210 Northbrook Drive, Suite 470, Trevose, PA 19053
(Address of principal executive offices, including zip code)

(215) 355-2900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On June 8, 2009, Technitrol finalized Amendment No. 1 to its credit agreement with JPMorgan Chase Bank and other lender banks. The amendment allows for the divestiture of the Medtech business and subsequent business divestitures and adjusts certain debt covenants and other provisions in connection with such divestitures.

The foregoing summary is not complete and is qualified in its entirety by reference to the full text of the Amendment No. 1 attached hereto as Exhibit 10.5(1) which is incorporated herein by reference. Investors in Technitrol and other persons not party to this agreement should not rely for any purpose on the covenants, representations or warranties made therein, or consider them as statements of fact or as representing the current state of Technitrol's affairs.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.5(1) - Amendment No. 1 among Technitrol, Inc. and certain of its subsidiaries, JPMorgan Chase Bank, N.A. and other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technitrol, Inc.

Date: June 12, 2009	By:	/s/ Drew A. Moyer
Drew A. Moyer
Sr Vice President and CFO

Exhibit Index

Exhibit No.	Description
EX-10.5(1)